SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2013

Digerati Technologies, Inc.

(a Nevada Corporation)

Nevada	001-15687	74-2849995
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mr. Robert C. Rhodes
770 South Post Oak Lane, Suite 435

Houston, Texas 77056-1937

(713) 877-8333

(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 16, 2013 the Board of Directors of the Company accepted the previously offered resignation of John Howell as Chief Executive Officer, President, Secretary, Chairman, and Director of the Company. The Board of Directors elected Robert C. Rhodes as President, Chief Executive Officer, and Director to fill the vacancies created by the resignation of John Howell. William McIlwain was elected as Chairman of the Board of Directors and Corporate Secretary to fill the vacancies created by the resignation of John Howell. The resignation of Kelley Kirker as director was accepted by the Board of Directors.

ITEM 8.01 Other Events.

On the 17th day of January, 2013 the Company initiated litigation in the District Court of Clark County, Nevada against Oleum Capital, LLC for breach of contract, unjust enrichment, declaratory relief, constructive trust and injunctive relief for actions of the Defendant and its control persons, David L. Gorham and Bert Tarrant Dunken, Jr.

ITEM 9.01 – Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: January 28th, 2013	By: /s/ Robert C. Rhodes
Name: Robert C. Rhodes Title: President and Chief Executive Officer